EXHIBIT 32.1

             CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
               PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, A. John A. Bryan, Jr., the Chief Financial Officer of Cetalon Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

     (1) the Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended November 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  June 23, 2004

                                              /s/ A. John A. Bryan, Jr.
                                              Name: A. John A. Bryan, Jr.
                                              Title: Chief Financial Officer